                                                                    EXHIBIT b(5)

                                                                PROJECT GEMSTONE
================================================================================



                         Highly Confidential
                         -------------------------------------------------------


                         Presentation to the Board of Directors





                         June 25, 1999
                         -------------------------------------------------------



                         -------------------------------------------------------
                         These materials are not intended to constitute an opinion or appraisal. These materials, which are based in part on information provided by the Company, are intended solely to accompany discussion with the Board of Directors.
                         -------------------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
TABLE OF CONTENTS


          I.   Summary of Terms

          II.  Overview of ICMI

          III. Valuation Summary
                    A.   Publicly Traded Companies Implied Valuation
                    B.   Historical Stock Performance
                    C.   Precedent Transactions Premium Analysis

          IV.  Stand Alone Projections



          Appendices
                    A.   Public Companies Analysis
                    B.   Precedent All Cash Transactions Premium Analysis

                                                                PROJECT GEMSTONE
================================================================================



                                   ---------------------------------------------



                                   I. Summary of Terms





                                   ---------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
SUMMARY OF TERMS


                             Transaction Overview

     -------------------------------------------------------------------------


          Transaction Structure:             Pursuant to a final definitive
                                             agreement (the "Agreement"),
                                             Imperial Credit Commercial
                                             Mortgage Investment Corp ("ICMI")
                                             will merge with a direct or
                                             indirect subsidiary of Imperial
                                             Credit Industries Inc. ("ICII")
                                             for consideration of $11.50 cash
                                             per share of ICMI common stock
                                             (the "Transaction").


          Implied ICMI Equity Value:         $327.75 million ($11.50 per
                                             share) based on ICMI shares
                                             outstanding of 28.5 million.


          Shop Provision:                    For a period of sixty days
                                             following the date of the
                                             definitive agreement, ICMI will
                                             be permitted to solicit competing
                                             transactions and to terminate the
                                             Agreement in favor of a bona fide
                                             alternative transaction
                                             determined by ICMI, after
                                             consulting with its financial and
                                             legal advisors, as more favorable
                                             ("Superior Proposal").


     -------------------------------------------------------------------------

                                                               PROJECT GEMSTONE
===============================================================================
SUMMARY OF TERMS

                             Transaction Overview

     ------------------------------------------------------------------------

          ICMI Stock Options:                All ICMI stock options will be
                                             converted to ICII stock options
                                             at strike prices to be
                                             determined in accordance with
                                             Black-Scholes option pricing
                                             techniques.  Alternatively,
                                             within 90 days following the
                                             effective date of the Merger,
                                             ICMI option holders will be
                                             accorded the right to receive
                                             cash equal to (a) the "in-the-
                                             money" cash value for options
                                             with strike prices less than
                                             $11.50 per share and (b) the
                                             option value as determined by
                                             Black-Scholes pricing techniques
                                             for "out-of-money" options.
                                             Option holders who do not
                                             continue as employees of ICII
                                             will have one year to exercise
                                             their options.


          SPB Loans:                         ICII will agree to purchase from
                                             ICMI any remaining SPB loans
                                             submitted to SPB for repurchase
                                             that remain outstanding as of
                                             June 30, 1999.

     ------------------------------------------------------------------------
    5

                                                                PROJECT GEMSTONE
================================================================================
SUMMARY OF TERMS

                             Transaction Overview

     -------------------------------------------------------------------------


          External Management Contract:      Imperial Credit Commercial Asset
                                             Management Corp.("ICCAMC"), a
                                             wholly owned subsidiary of
                                             Imperial Credit Industries, Inc.
                                             ("ICII") currently has an
                                             external management contract with
                                             ICMI that, pursuant to the
                                             Transaction will be independently
                                             appraised according to the
                                             procedure set forth for
                                             nonrenewal.  Should the
                                             appraisal result in a contract
                                             value less than $35 million, then
                                             ICMI shareholders shall receive an
                                             adjusted purchase price per share
                                             equal to $11.50 per share plus $35
                                             million less the appraised amount
                                             divided by the number of ICMI
                                             shares outstanding. Should ICMI
                                             terminate the definitive agreement
                                             in favor of a Superior Proposal,
                                             ICMI will be obligated to pay
                                             ICCAMC a contract termination
                                             amount determined by the above
                                             appraisal process, not to exceed
                                             $35 million.


     -------------------------------------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
SUMMARY OF TERMS

                             Transaction Overview

     -------------------------------------------------------------------------

          Conditions to Closing:        Conditions to closing include, among
                                        other things: (i) approval of the
                                        Transaction by ICMI shareholders,
                                        (ii) no regulatory impediment,
                                        (iii) no material breach of
                                        representations or warranties
                                        (including receipt of fairness opinion
                                        from ICMI's financial advisor), and
                                        (iv) each obligation of the parties
                                        to the Transaction have been
                                        performed.


          Fiduciary Obligations:        ICMI's Board may respond to
                                        unsolicited bids and allow due
                                        diligence with respect to such
                                        competing bids if required by
                                        fiduciary duties.


          Termination:                  The Agreement may be terminated:

                                        (a) by mutual consent;
                                        (b) by either party if a regulatory
                                            body impedes the Transaction;
                                        (c) by ICMI if the ICMI Board accepts
                                            a Superior Proposal;
                                        (d) by ICII if the ICMI Board accepts
                                            a Superior Proposal; and
                                        (e) by either party if the other
                                            party materially breaches a
                                            representation of warranty.


          Expense Reimbursement:        Upon termination of the definitive
                                        agreement in favor of a Superior
                                        Proposal, ICMI will reimburse ICII's
                                        out-of-pocket expenses (including
                                        investment banking fees) not to
                                        exceed $2.0 million.

     -------------------------------------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
SUMMARY OF TERMS

                         Summary of Implied Multiples


       ($ in thousands, except per share data)
     ----------------------------------------------------
       Offer Price per Share                    $  11.50
       Shares Outstanding                         28,500
       Equity Purchase Price                    $327,750
     ----------------------------------------------------

     ---------------------------------------------------------------------------
                                                    Results of       Implied
       ICMI                                         Operations       Multiple
       ----------------------------------------     ----------       --------

       Latest Quarter Annualized FFO                $   34,744           9.4x

       Latest Quarter Annualized Net Income         $   31,580          10.4x

       Equity Book Value                            $  403,476           0.8x

       Projected 1999 EPS/(1)/                      $     1.17           9.8x

       Projected 2000 EPS/(1)/                      $     1.35           8.5x
     ---------------------------------------------------------------------------

       (1) Estimates provided by First Call.

                                                                PROJECT GEMSTONE
--------------------------------------------------------------------------------



                                        ----------------------------------------



                                        II. Overview of ICMI




                                        ----------------------------------------

                                                                PROJECT GEMSTONE
--------------------------------------------------------------------------------
OVERVIEW OF ICMI


                             Assets as of 3/31/99


($ in thousands)
--------------------------------------------------------------------------------

                                             ICMI
                                    -----------------------
     Cash and cash equivalents      $  28,015        3.9%
     Mortgage loans, net              513,944       72.2%
     Real property                    105,691       14.8%
     Other securities                  55,910        7.9%
     Other assets                       8,548        1.2%
                                    ---------      ------
                                    $ 712,108      100.0%


ICMI Asset Allocation
---------------------

                           [PIE CHART APPEARS HERE]

Real property                 14.8%
Other securities               7.9%
Other assets                   1.2%
Cash and cash equivalents      3.9%
Mortgage loans, net           72.2%

--------------------------------------------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
OVERVIEW OF ICMI

                  Summary Capital Stock and Performance Data

(In thousands except %, ratios and per share amounts)
-----------------------------------------------------------    ---------------------------------------------------------------------
Ticket/Exchange                                 ICMI-Nasdaq                                 Shares       Percentage
                                                                                            ------       ----------
Fully Diluted Shares Outstanding                     28,500    Shares Held By Insiders        3,363          11.8%
Stock Price as of 6/21/99                       $    10,906    Shares Held By Institutions   16,372          57.4%
Equity Market Value                             $   310,828    Shares Held By Public          8,765          30.8%
                                                                                           --------        ------
                                                                     Total Shares            28,500         100.0%
Debt                                            $   292,754
Total Market Capitalization                     $   603,582    Average Daily Trading Volume     206
Debt/Total Market Capitalization                      48.50%   % Total Shares Traded Daily      0.7%
                                                                                                                         Actual
Indicated Dividend (Annualized)                 $      1.20                                  Q1 99       Q1 Annualized    1998
                                                                                            -------      -------------   ------
Dividend Yield                                        11.00%   Revenue                      $17,574       $70,296      $ 57,421
                                                               FFO, as adjusted               8,686/(1)/   34,744/(1)/   36,512/(2)/
Equity Book Value                               $   403,476    Net Income, as adjusted        7,895/(1)/   31,580/(1)/   34,757/(2)/
Equity Market/Book Value                              0.07x
                                                               Total Assets                                            $712,108
                                                               Shareholders' Equity (Book)                             $403,476
-----------------------------------------------------------    ---------------------------------------------------------------------

(1) Includes first quarter adjustments of (i) addition of $3 million for loan loss provisions and (ii) $791,000 for depreciation of real property (excluded from net income)
(2) Includes adjustments of (i) additions of $4.554 million from writedown of securities available for sale; (ii) addition of $6.3 million for loan loss provisions; (iii) $1.755 million for depreciation of real property (excluded from net income); and (iv) addition of $1.659 million from extraordinary due diligence expenses.

                                                                PROJECT GEMSTONE
================================================================================
OVERVIEW OF ICMI


                               Balance Sheet Summary (as of 3/31/99)

-------------------------------------------------------------------------------------------------------------
($ in thousands)
Cash & cash equivalents                 $  28,015       Dividends payable                           $   8,550
Mortgage loans, net                       513,944       Accrued expenses and other                      7,328
Real property, net                        105,691       CMO Debt                                      245,381
Securities available for sale              55,910       Mortgage loans                                 47,373
                                                                                                    ---------
Accrued interest receivables                4,447            Total liabilities                        308,632
Other assets                                4,101       Shareholders' equity                          403,476
                                        ---------                                                   ---------
     Total assets                       $ 712,108            Total liab. & shareholders' equity     $ 712,108
                                        =========                                                   =========

-------------------------------------------------------------------------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
OVERVIEW OF ICMI

                            Institutional Holdings

(in thousands)
--------------------------------------------------------------------------------

                                                       ICMI Shares        % of
Institution                                               Held            Total
-----------                                               ----            -----
Fund Asset Management Inc. (Merrill Lynch)                 3,266            11.5%
Friedman, Billings, Ramsey Investment Management, Inc.     1,143             4.0%
Capital Guardian Trust Company                             1,100             4.0%
Oppenheimer Management Corporation                         1,030             3.6%
Eubel Brady & Suffman Asset Management, Inc.               1,017             3.6%
Granite Capital International Group                          994             3.5%
Boston Partners Asset Management, L.P.                       938             3.3%
Capital Research and Management Company                      900             3.2%
Weitz (Wallace) R. & Company                                 766             2.7%
Corbyn Investment Management Inc.                            762             2.7%
Morgan (J.P.) & Company Incorporated                         416             1.5%
Pilgrim America Investment, Inc.                             314             1.1%
Scudder Kemper Investments, Inc.                             312             1.1%
All Other Institutions as a Group (38)                     3,414            12.0%
                                                         -------       ---------
Total Institutional                                       16,372            57.4%

Imperial Credit Industries Inc.                            3,070            10.8%
Insiders                                                     293             1.0%
Public                                                     8,765            30.8%
                                                         -------       ---------
Total                                                     28,500           100.0%

--------------------------------------------------------------------------------

 Latest reported holdings (Vickers and CDA/Spectrum) as of June 21, 1999.

                                                                PROJECT GEMSTONE
================================================================================
OVERVIEW OF ICMI


                     ICMI Relative Stock Price Performance
--------------------------------------------------------------------------------



                             [GRAPH APPEARS HERE]



--------------------------------------------------------------------------------

                          _______ Imperial Cr Coml Mtg Invt Co (100=$9.375)
                          _______ S&P 500 (100=1229.230)
                          _______ Mortgage REIT Index (100=$5.722)
                          _______ Amex Morgan Stanley Reit Index (100=302.360)

          Mortgage REIT Index is composed of: AMCT, AHR, CHAS, CLR, CMM, ICH, OAC, PCC, RAS and WREI

Source: IDD Information Services/Tradeline

                                                                PROJECT GEMSTONE
================================================================================
OVERVIEW OF ICMI


                              LTM Price % Change

--------------------------------------------------------------------------------

                                                       Current Stock             52 Week                  % Change from
                                                                        -------------------------
 Company                                                Price /(1)/        High             Low            52 Week High
-----------------                                     ---------------   -------------------------        ----------------
PMC Commercial Trust                                           $14.94        $18.88        $13.06                 (20.9%)
--------------------------------------------------------------------------------------------------------------------------
Imp. Credit Comm. Mortg. Invest. Corp.                          10.91         13.94          6.50                 (21.7%)
--------------------------------------------------------------------------------------------------------------------------
Amresco Capital Trust                                            9.44         13.50          5.88                 (30.1%)
Resource Asset Investment Trust                                 12.56         19.00          8.63                 (33.9%)
Anthracite Capital Inc.                                          7.00         14.13          3.63                 (50.4%)
Chastain Capital Corp.                                           6.63         13.88          2.50                 (52.3%)
Clarion Commercial Holding Inc.                                  7.00         17.13          1.88                 (59.1%)
IMPAC Commercial Holdings                                        6.31         15.63          1.88                 (59.6%)
Starwood Financial Trust                                        31.63         80.25         29.00                 (60.6%)
Ocwen Asset Investment Corp.                                     5.13         17.00          2.50                 (69.9%)
Wilshire Real Estate Investment Trust Inc.                       4.00         17.38          2.06                 (77.0%)
CRIIMI MAE                                                       2.25         15.00          0.81                 (85.0%)

                                                                                   ---------------------------------------
                                                                                    Mean                          (51.7%)
                                                                                   ---------------------------------------

--------------------------------------------------------------------------------------------------------------------------


   (1) As of 6/21/99.

                                                                PROJECT GEMSTONE
================================================================================
OVERVIEW OF ICMI


                             LTM ICMI Traded Volume

              Percent of Total Volume Traded at Specified Prices
              ICMI's current stock price as of 6/21/99 is $10,906.

                             [GRAPH APPEARS HERE]

$6-$7     $7-$8     $8-$9     $9-$10  $10-$11     $11-$12    $12-$13   $13-$14
 1.28     3.21      19.45     29.10    36.08       0.00        4.35      6.53


                              DAILY CLOSING PRICE
                        June 22, 1998 to June 21, 1999
             -----------------------------------------------------
             Graph shows 73,848,400 cumulative shares, 259% of the
                        28,500,000 outstanding shares.
             -----------------------------------------------------


     Source: IDD Information Services/Tradeline

                                                                PROJECT GEMSTONE
================================================================================





                                                 _______________________________




                                                 III. Valuation Summary







                                                 _______________________________

                                                                PROJECT GEMSTONE
================================================================================




                                              __________________________________




                                              A. Publicly Traded Companies
                                                 Implied Valuation




                                              __________________________________

                                                                PROJECT GEMSTONE
================================================================================
PUBLICLY TRADED COMPANIES IMPLIED VALUATION

                 Multiples Based on Publicly Traded Companies*


                           [BAR CHART APPEARS HERE]

LQA P/FFO(1)    LQA P/E(2)     P/1999E EPS(3)    P/2000E EPS (3) Price/Book(4)
    3.3x           3.4x             4.8x              4.9x            0.5x
    5.7x           6.1x             6.8x              6.2x            0.7x
    7.6x           9.3x             9.8x              7.9x             .8x
    9.4x          10.4x            10.9x              8.5x            1.0x

* Line represents offer price of $11.50 per ICMI share applied to ICMI historical results.
     Box plot represents high, low and mean statistics for publicly traded companies, excluding ICMI.
     See Appendix, for Publicly Traded Companies.
(1) Most recent stock price/list quarter 1999 adjusted net income annualized plus adjusted LTM depreciation.
(2) Most recent stock price/list quarter 1999 adjusted earnings annualized ("Latest Quarter Annualized")
(3)  Price to earnings estimated provided by First Call.
(4)  Most recent stock price/book equity as of 3/31/99.

                                                                PROJECT GEMSTONE
================================================================================
PUBLICLY TRADED COMPANIES IMPLIED VALUATION

                         Relative Performance Rankings

--------------------------------------------------------------------------------
                                Capitalization
--------------------------------------------------------------------------------

===========================================================      ==========================================================
           Total Market Cap. ($ in thousands)                          Equity Market Capitalization  ($ in thousands)
===========================================================      ==========================================================
   Starwood Financial Trust                      $3,038,187      Starwood Financial Trust                        $1,866,056
                                                                 ----------------------------------------------------------
   CRIIMI MAE                                     1,221,957      Imp. Credit Comm. Mortg. Invest. Corp.- Offer      327,750
                                                                 ----------------------------------------------------------
   Ocwen Asset Investment Corp.                     715,286      Imp. Credit Comm. Mortg. Invest. Corp.             310,828
   --------------------------------------------------------
   Imp. Credit Comm. Mortg. Invest. Corp.- Offer    620,504      Anthracite Capital Inc.                            146,988
   --------------------------------------------------------
   Imp. Credit Comm. Mortg. Invest. Corp.           603,582      CRIIMI MAE                                         143,045
   Anthracite Capital Inc.                          479,872      Ocwen Asset Investment Corp.                       106,465
   IMPAC Commercial Holdings                        389,971      PMC Commercial Trust                                97,495
   Wilshire Real Estate Investment Trust Inc.       301,640      Amresco Capital Trust                               94,433
   Resource Asset Investment Trust                  210,625      Resource Asset Investment Trust                     77,452
   PMC Commercial Trust                             203,697      IMPAC Commercial Holdings                           53,140
   Amresco Capital Trust                            141,771      Chastain Capital Corp.                              48,672
   Clarion Commercial Holding Inc.                  138,766      Wilshire Real Estate Investment Trust Inc.          46,000
   Chastain Capital Corp.                            57,172      Clarion Commercial Holding Inc.                     30,296

         --------------------------------------------------               -------------------------------------------------
         Mean /(1)/                              $  627,177               Mean /(1)/                             $  246,368
         --------------------------------------------------               -------------------------------------------------

===========================================================      ==========================================================

   (1) Mean calculation excludes ICMI and ICMI-Offer.

                                                                PROJECT GEMSTONE
================================================================================
PUBLICLY TRADED COMPANIES IMPLIED VALUATION


                         Relative Performance Rankings
--------------------------------------------------------------------------------
                            Leverage and Price/Book
--------------------------------------------------------------------------------

==============================================================     =================================================================
          Leverage (Total Debt to Total Market Cap.)                                           Price/Book/(1)/
==============================================================     =================================================================
CRIIMI MAE                                              88.3%      Starwood Financial Trust                                  1.87x*
IMPAC Commercial Holdings                               86.4%      PMC Commercial Trust                                        1.05
Ocwen Asset Investment Corp.                            85.1%      Resource Asset Investment Trust                             0.91
Wilshire Real Estate Investment Trust Inc.              84.8%      Chastain Capital Corp.                                      0.84
                                                                   ----------------------------------------------------------------
Clarion Commercial Holding Inc.                         78.2%      Imp. Credit Comm. Mortg. Invest. Corp.- Offer Price         0.81
                                                                   ----------------------------------------------------------------
Anthracite Capital Inc.                                 69.4%      Anthracite Capital Inc.                                     0.81
Resource Asset Investment Trust                         63.2%      Clarion Commercial Holding Inc.                             0.75
PMC Commercial Trust                                    52.1%      Imp. Credit Comm. Mortg. Invest. Corp.                      0.77
Imp. Credit Comm. Mortg. Invest. Corp.                  48.5%      Amresco Capital Trust                                       0.72
-------------------------------------------------------------
Imp. Credit Comm. Mortg. Invest. Corp.- Offer Price     47.2%      Wilshire Real Estate Investment Trust Inc.                  0.59
-------------------------------------------------------------
Starwood Financial Trust                                38.6%      IMPAC Commercial Holdings                                   0.52
Amresco Capital Trust                                   33.4%      Ocwen Asset Investment Corp.                                0.48
Chastain Capital Corp.                                  14.9%      CRIIMI MAE                                                0.29x*

           --------------------------------------------------                 -----------------------------------------------------
           Mean/(2)/                                    63.1%                 Mean/(2)/                                       0.74x
           --------------------------------------------------                 -----------------------------------------------------

==============================================================     =================================================================

  /(1)/ Reflects most recent stock price multiplied by 3/31/99 outstanding shares/(3/31/99 Book Equity).
  /(2)/  Mean calculation excludes ICMI, ICMI-Offer and indicated outliers(*).

                                                                PROJECT GEMSTONE
================================================================================
PUBLICLY TRADED COMPANIES IMPLIED VALUATION


                         Relative Performance Rankings

------------------------------------------------------------------------------------------------------------------------------------
                                                        Valuation Multiples
------------------------------------------------------------------------------------------------------------------------------------

===============================================  ========================================  =========================================
             Stock Price / LTM FFO                        Stock Price / 1999E EPS                   Stock Price / 2000E EPS
===============================================  ========================================  =========================================
                                                                                           -----------------------------------------
Wilshire Real Estate Investment Trust                                                      Imp. Credit Comm. Mortg. Invest.
Inc.                                      17.5x* IMPAC Commercial Holdings          10.9x  Corp.- Offer Price                   8.5x
-----------------------------------------------  ----------------------------------------  -----------------------------------------
Imp. Credit Comm. Mortg. Invest.                 Imp. Credit Comm. Mortg. Invest.          Imp. Credit Comm. Mortg. Invest.
Corp.- Offer Price                        15.0   Corp.- Offer Price                  9.8   Corp.                                8.1
-----------------------------------------------  ----------------------------------------
Imp. Credit Comm. Mortg. Invest. Corp.    14.2   Imp. Credit Comm. Mortg. Invest.          IMPAC Commercial Holdings            7.9
                                                 Corp.                               9.3
Ocwen Asset Investment Corp.               7.6   PMC Commercial Trust                8.5   PMC Commercial Trust                 7.6
Resource Asset Investment Trust            6.9   Wilshire Real Estate Investment           Amresco Capital Trust                5.5
                                                 Trust Inc.                          7.4
Anthracite Capital Inc.                    6.6   Anthracite Capital Inc.             6.5   Resource Asset Investment Trust      5.3
Amresco Capital Trust                      6.4   Amresco Capital Trust               6.2   Clarion Commercial Holding Inc.      4.9
PMC Commercial Trust                       5.5   Resource Asset Investment Trust     5.5   Anthracite Capital Inc.              N/A
CRIIMI MAE                                 5.3   Clarion Commercial Holding Inc.     5.0   Chastain Capital Corp.               N/A
Starwood Financial Trust                   4.3   Ocwen Asset Investment Corp.        4.8   CRIIMI MAE                           N/A
IMPAC Commercial Holdings                  3.3   Chastain Capital Corp.              N/A   Ocwen Asset Investment Corp.         N/A
Chastain Capital Corp.                     2.7*  CRIIMI MAE                          N/A   Starwood Financial Trust             N/A
Clarion Commercial Holding Inc.             NM   Starwood Financial Trust            N/A   Wilshire Real Estate Investment
                                                                                           Trust Inc.                           N/A
     ------------------------------------------        ----------------------------------           --------------------------------
     Mean/(1)/                             5.7x        Mean/(1)/                     6.8x           Mean/(1)/                   6.2x
     ------------------------------------------        ----------------------------------           --------------------------------

===============================================  ========================================  =========================================

   (1) Mean calculation excludes ICMI, ICMI-Offer and indicated outliners(*).

                                                                PROJECT GEMSTONE
================================================================================
PUBLICLY TRADED COMPANIES IMPLIED VALUATION

                         Relative Performance Rankings
--------------------------------------------------------------------------------
                              Performance Ratios
--------------------------------------------------------------------------------

============================================================     ============================================================
           Latest Quarter Return on Equity/(1)/                                        Dividend Yield/(2)/
============================================================     ============================================================
Clarion Commercial Holding Inc.                        17.6%     Resource Asset Investment Trust                        16.2%
Anthracite Capital Inc.                                14.9%     Anthracite Capital Inc.                                16.6%
Resource Asset Investment Trust                        13.8%     Amresco Capital Trust                                  15.3%
Ocwen Asset Investment Corp.                           13.1%     Clarion Commercial Holding Inc.                        13.1%
CRIIMI MAE                                             11.7%     PMC Commercial Trust                                   12.2%
PMC Commercial Trust                                   11.1%     Imp. Credit Comm. Mortg. Invest. Corp.                 11.0%
                                                                 ------------------------------------------------------------
Chastain Capital Corp.                                 11.1%     Imp. Credit Comm. Mortg. Invest. Corp.- Offer Price    10.4%
                                                                 ------------------------------------------------------------
Amresco Capital Trust                                  10.9%     IMPAC Commercial Holdings                               6.3%
Starwood Financial Trust                                9.1%     Starwood Financial Trust                                5.3%
Wilshire Real Estate Investment Trust Inc.              9.0%     CRIIMI MAE                                              N/A
------------------------------------------------------------
Imp. Credit Comm. Mortg. Invest. Corp.- Offer Price     7.8%     Wilshire Real Estate Investment Trust Inc.              N/A
------------------------------------------------------------
Imp. Credit Comm. Mortg. Invest. Corp.                  7.8%     Ocwen Asset Investment Corp.                            N/A
IMPAC Commercial Holdings                              -0.9%     Chastain Capital Corp.                                  N/A

    -------------------------------------------------------          --------------------------------------------------------
     Mean/(3)/                                         11.0%          Mean/(3)/                                         12.1%
    -------------------------------------------------------          --------------------------------------------------------

============================================================     ============================================================

(1)  Represents Q1 1999 annualized adjusted net income (3/31/99 Book Equity).
(2)  Reflects Q1 1999 annualized dividend/(most recent stock price).
(3)  Mean calculation excludes ICMI, and ICMI-Offer.

                                                                PROJECT GEMSTONE
================================================================================

                                           _____________________________________




                                              B. Historical Stock Performance




                                           _____________________________________

                                                                PROJECT GEMSTONE
================================================================================
HISTORICAL STOCK PERFORMANCE


                  ICMI Stock Price vs. $11.50: IPO to 6/21/99


                             [GRAPH APPEARS HERE]

                                                                PROJECT GEMSTONE
================================================================================



                                           _________________________________



                                           C. Precedent Transactions Premium
                                              Analysis


                                           _________________________________

                                                                PROJECT GEMSTONE
================================================================================
 PRECEDENT TRANSACTIONS PREMIUM ANALYSIS*


--------------------------------------------------------------------------------

  -------------------------------------------
  Purchase Price per Share:            $11.50
  Assumed Offering Date /(1)/    May 13, 1999
  LTM Earnings per Share               $ 0.62
  -------------------------------------------

                                                                                                                 Implied Multiple
                                                                             Stock Price                         ----------------
                                                       --------------------------------------------------------      Price/LTM
                                                       One Day Prior     One Week Prior        Four Weeks Prior      Actual EPS
                                                       -------------     --------------     -------------------
  ICMI                                                     $9.94              $9.25              $9.13

  Premium (Discount) to Purchase Price per Share:
  -------------------------------------------------------------------------------------------------------------
  Cash Offer                                                15.7%              24.3%              26.0%                  18x
  -------------------------------------------------------------------------------------------------------------

  Precedent Transactions Premium (Discounts) to
  Purchase Price per Share:
  -------------------------------------------------------------------------------------------------------------
  Mean: Precedent Transactions                               9.0% /(2)/         7.8% /(2)/         7.8% /(2)/          19.5x /(3)/
  -------------------------------------------------------------------------------------------------------------


*   See Appendix for Precedent Transactions.
    Precedent Transactions include transactions meeting the following criteria:
    (i) acquired company operating as a REIT or Financial Services Company, (ii) transactions announced in 1996 or later, (iii) acquired company with book equity value between $200 million and $1.5 billion.
(1) Assumed Offering Date of May 13, 1999 reflects date of initial ICII public offer of $11.00 per share.
(2) Historical stock price information from Bloomberg.
(3) Historical precedent transactions' equity value and net income provided by Securities Data Company, Inc.

                                                                PROJECT GEMSTONE
================================================================================




                                                 _______________________________



                                                 IV. Stand Alone Projections





                                                 _______________________________

                                                                PROJECT GEMSTONE
================================================================================
STAND-ALONE PROJECTIONS

                          Methodology and Assumptions

Pro Forma

 .   Assumes the remarking of ICMI assets to fair market value

 .   Assumes the put-back of SPB and FMAC securities and the Hayes Park principal repayment.

Projections

 .   Principal business activities during projection period include

    .  Small loan first mortgage pool acquisitions

    .  Real property acquisitions

    .  Mezzanine lending

    .  Small loan first mortgage pool securitizations


 .   Business activities primarily financed through

    .  Secured warehouse facility for small loan acquisitions

    .  First mortgage debt for real property acquisitions

    . Equity financing from available cash resources for mezzanine lending and retained CMBS investments


 .   Projections assume no incremental equity capital raised during the presentation period

 .   Stock price equals equity book value per share by end of projection period

 .   Dividends grow at 5% per year

                                                                PROJECT GEMSTONE
================================================================================
STAND-ALONE PROJECTIONS



                Comparison of Offer vs. Stand-Alone Cash Flows

--------------------------------------------------------------------------------

--------------------------------------------
Assumptions
--------------------------------------------
Stand-Alone Discount Rate              15.0%
Terminal Value (% of Bk Val-ICMI)     100.0%
---------------------------------------------

                                                              Year 1                                  Year 2
                                               -----------------------------------     -----------------------------------
Stand-Alone Cashflows
     Dividends                                    8,550    8,550    8,550    8,550        8,978    8,978    8,978    8,978
     Terminal Value                                 -        -        -        -            -        -        -        -
                                                -------  -------  -------  -------      -------  -------  -------  -------
Total Stand-Alone Cashflows                       8,550    8,550    8,550    8,550        8,978    8,978    8,978    8,978

ICMI NPV                                309,138

NPV per share                          $  10.85

                                                            Year 3                                    Year 4
                                               -----------------------------------     -----------------------------------
Stand-Alone Cashflows
     Dividends                                    9,426    9,426    9,426    9,426        9,898    9,898    9,898    9,898
     Terminal Value                                 -        -        -        -            -        -        -    361,803
                                                -------  -------  -------  -------      -------  -------  -------  -------
Total Stand-Alone Cashflows                       9,426    9,426    9,426    9,426        9,898    9,898    9,898  371,701


ICMI NPV

NPV per share

--------------------------------------------------------------------------------

                                                                PROJECT GEMSTONE
================================================================================
STAND-ALONE PROJECTIONS

                            Projected Balance Sheet

(in thousands)

                                                          ICMI-Std-Alone
                                                          --------------       -----------------------------------------------------
                                                                 Q1
                                                               1999 Adj.       Year 1        Year 2         Year 3       Year 4
                                                          --------------       -----------------------------------------------------
Assets
     Cash and Interest Bearing Deposits                     $   116,539        $    37,279   $     36,537   $   15,273   $     1,569
     Mortgage Loans, net                                        397,606            687,189        547,803      427,898       301,553
     Total Real Property, net                                   101,645            129,351        156,426      182,722       208,239
     Total Securities Available for Sale                         48,710             48,710         87,320      125,930       164,540
     Other Assets                                                 8,548              9,807         10,994       11,712        13,038
                                                            -----------        -----------   ------------   ----------   -----------
          Total Assets                                      $   673,048        $   912,335   $    839,081   $  763,535   $   688,939
                                                            ===========        ===========   ============   ==========   ===========

Liabilities & Stockholders' Equity
     CMO Debt                                               $   245,381        $   195,197   $    153,775   $  119,585   $    91,365
     Other Long-Term Debt                                             -            278,989        247,231      207,185       163,122
     Mortgage Loans Secured by Real Property (Existing)          47,373             56,940         56,472       55,968        55,424
     Accrued Expenses, Payables and Other Liabilities            15,878             15,878         16,306       16,754        17,226
                                                            -----------        -----------   ------------   ----------   -----------
          Total Liabilities                                     308,632            547,004        473,783      399,492       327,136

          Total Stockholders' Equity                            364,416            365,331        365,298      364,043       361,803
                                                            -----------        -----------   ------------   ----------   -----------

Total Liabilities & Stockholders' Equity                    $   673,048        $   912,335   $    839,081   $  763,535   $   688,939
                                                            ===========        ===========   ============   ==========   ===========

     Common Shares Outstanding                                   28,500             28,500         28,500       28,500        28,500

     Book Value per Share                                   $     12.79 (1)    $     12.82   $      12.82   $    12.77   $     12.69

____________________
 (1) Marked-to-market values.

                                                                PROJECT GEMSTONE
================================================================================
STAND-ALONE PROJECTIONS

                          Projected Income Statement

(in thousands)                     ICMI Std-Alone

                                                       ------------    ------------------------------------------------------------
                                                        Annual Adj-
                                                           1999             Year 1         Year 2         Year 3         Year 4
                                                       ------------    ------------------------------------------------------------
Mortgage Loans                                           $  40,497       $   53,577      $   56,658    $   50,536     $   47,005
Securities                                                   6,228            6,448           9,332        12,794         16,225
Real Estate                                                 14,172           16,955          21,905        27,009         32,270
Other                                                        5,721            4,030          (2,419)       (1,941)        (2,614)
                                                        ----------       ----------      ----------    ----------     ----------
     Total Revenue                                          66,618           81,009          85,477        88,398         92,916

Management Fees                                              7,468            8,004           8,959         8,946          8,653
Interest Expense                                            18,896           24,291          26,493        26,963         27,741
Other                                                       10,848           13,599          14,149        16,039         19,171
                                                        ----------       ----------      ----------    ----------     ----------
     Total Expenses                                         37,212           45,894          49,600        51,948         55,565
                                                        ----------       ----------      ----------    ----------     ----------
Net Earnings                                            $   29,406       $   35,115      $   35,877    $   36,450     $   37,351
                                                        ==========       ==========      ==========    ==========     ==========
FFO                                                     $   32,570       $   38,570      $   39,982    $   41,355     $   43,056
                                                        ==========       ==========      ==========    ==========     ==========

Diluted Earnings per Share                              $     1.03       $     1.23      $     1.26    $     1.28     $     1.31

Diluted FFO per Share                                   $     1.14       $     1.35      $     1.40    $     1.45     $     1.51
FFO Annual Growth Rate                                                         18.4%            3.7%          3.4%           4.1%
4 Year FFO Compounded Annual Growth Rate                      7.23%

Dividends                                               $   34,200       $   34,200      $   35,910    $   37,706     $   39,591
Dividends per Share                                     $     1.20       $     1.20      $     1.26    $     1.32     $     1.39
FFO Payout Ratio                                             105.0%            88.7%           89.8%         91.2%          92.0%

Diluted Common Shares O/S                                   28,500           28,500          28,500        28,500         28,500

                                                                PROJECT GEMSTONE
================================================================================
STAND-ALONE PROJECTIONS

                              Cash Flow Statement

(in thousands)

                                                               -------------------------------------------------------
                                                                   Year 1       Year 2        Year 3        Year 4
                                                               -------------------------------------------------------
Cash Flow from Operating Activities
   Net Earnings                                                $   35,115     $   35,877     $   36,450    $   37,351
     Depreciation and Amortization                                  3,455          4,105          4,905         5,705
     Other                                                            203           (451)            15          (520)
                                                               ----------     ----------     ----------    ----------
       Total Cash Provided (Used) by Operating Activities      $   38,773     $   39,531     $   41,370    $   42,536

Cash Flow from Investing Activities
   Proceeds from Securitization of SPB Loans                   $        -     $  297,000     $  297,000    $  297,000
   Investment in Assets, net                                     (332,841)      (239,262)      (258,078)     (250,231)
   Other Capital Expenditures                                      (1,161)        (1,180)        (1,201)       (1,222)
                                                               ----------     ----------     ----------    ----------

       Total Cash Provided (Used) for Investing Activities     $ (322,204)    $   69,286     $   49,811    $   56,178

Cash Flow from Financing Activities
   Dividends Paid                                                 (34,200)       (35,910)       (37,706)      (39,591)
   Cash Borrowings (Payments)                                     238,371        (73,648)       (74,740)      (72,827)
                                                               ----------     ----------     ----------    ----------
       Total Cash Provided (Used) by Financing Activities      $  204,171     $ (109,558)    $ (112,445)   $ (112,418)

Net Increase (Decrease) in Cash and Cash Equivalents           $  (79,260)    $     (741)    $  (21,264)   $  (13,704)
                                                               ==========     ==========     ==========    ==========

Cash and Cash Equivalents at Beginning of Period               $  116,539     $   37,279     $   36,537    $   15,273
                                                               ==========     ==========     ==========    ==========

Cash and Cash Equivalents at End of Period                     $   37,279     $   36,537     $   15,273    $    1,569
                                                               ==========     ==========     ==========    ==========

33